LOAN AGREEMENT

This LOAN AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Loan Agreement” or this “Agreement”) is made and entered into effective as of June 15, 2023, by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), not individually but solely on behalf of each of its Funds (as defined below) set forth on Exhibit A, separately and not jointly (the Trust acting on behalf of each Fund, a “Borrower” and collectively the “Borrowers”), with its address at 11100 Santa Monica Boulevard, Suite 1700, Los Angeles, California 90025, and U.S. BANK NATIONAL ASSOCIATION, a national banking association with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the “Bank”).
1.(a)    Definitions. The following terms shall have the meanings specified below:
“Act” shall mean the Investment Company Act of 1940, as amended.
“Advisor” shall mean the investment advisor for the Borrowers as identified in Section 7(m).
“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person. For this purpose, “Control” means, with respect to any specified Person, the possession, directly or indirectly, of the power to direct, or cause the direction of the management or policies of such Person, whether through ownership of voting securities or other ownership interests, by contract or otherwise, and Control shall not be deemed absent solely because another Person shall have veto power with respect to major decisions. The terms “Controlled” and “Controlling” shall have correlative meanings.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Trust or Borrowers from time to time concerning or relating to bribery or corruption.
“Applicable Law” shall mean and include laws, statutes, ordinances, and rules and regulations thereunder, and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, common law and orders, requests, directives, instructions and notices of any Governmental Authority having the force of law, and all related orders, writs, judgments, injunctions, decrees or awards to which the Trust or any Borrower shall or may be subject, including without limitation, any environmental laws, Anti-Corruption Laws and applicable Sanctions.
“Authorized Officer” shall have the meaning set forth in Section 6(a)(i)(C).
“Bank” shall have the meaning set forth in the preamble.
“Borrower” shall have the meaning set forth in the preamble.
“Borrower Limit” shall mean with respect to any Borrower at any time. the lesser of (i) 20.00% of the gross market value of the related Fund, or (ii) 33.33% of the net market value of the unencumbered assets of the related Fund (both values as

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determined solely by the Bank using consistently-applied valuation methods disclosed to the Borrower) which (A) are recorded on such Fund’s books and records as belonging solely to the Fund, and (B) are not subject to segregation or any special purpose usage, and (C) as to which no third party has any pledge, security interest, lien or any other rights, and (D) are subject to a fully perfected, first priority security interest in favor of the Bank, and (E) are held by the Bank as sole Custodian.
“Business Day” shall mean any day excluding Saturday, Sunday and any day on which banking institutions in the State of Ohio are authorized or required by law or other government actions to close.
“Change In Law” shall have the meaning set forth in Section 3(c).
“Change of Control” means (a) the acquisition by any Person other than an Affiliate of the Advisor on the date hereof, or two or more such Persons who are not Affiliates of the Advisor on the date hereof acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty-five percent (25%) or more of the outstanding shares of voting equity interests of the Advisor on a fully diluted basis; or (b) occupation of a majority of the seats on the board of directors or trustees (or similar governing body) of the Trust or of the Advisor by Persons who were neither (x) nominated by such applicable governing body of the Trust or Advisor nor (y) appointed or approved by such governing body.
“Collateral” shall have the meaning set forth in the Pledge and Security Agreement.
“Custodian” shall mean the Bank, as custodian, pursuant to the Custody Agreements.
“Custody Agreements” shall mean that certain Custody Agreement now in effect between the Trust and the Bank providing services for the benefit of the Funds, as they may be amended, restated, modified or supplemented from time to time.
“Declaration of Trust” shall mean the Trust’s Agreement and Declaration of Trust.
“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Dollar” and “$” shall mean the lawful currency of the United States of America.
“Effective Date” shall have the meaning set forth in Section 6(a).
“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“Event of Default” shall have the meaning set forth in Section 7.
“Fund” shall mean each specific Series of the Trust specified in Exhibit A attached hereto and made a part hereof, regardless of any name changes to, and including all

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subaccounts and all assets of, replacements or substitutions for such specified Series for which the Bank is Custodian, now existing or added in the future.
“Fund Statement” with respect to any Fund shall mean such Fund’s Statement of Additional Information now in effect, as it may be amended, restated, modified or supplemented from time to time.
“GAAP” shall mean generally accepted accounting principles in the United States consistently applied in accordance with past practices.
“Governmental Authority” shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court.
“Indebtedness” of any Person shall mean all of the obligations of such Person which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person including, without limitation, (i) any indebtedness, obligation or liability of any kind or nature whatsoever and (ii) any guarantee, indemnity, endorsement, suretyship or other contingent obligation of any kind or nature whatsoever in respect of the obligations of another Person.
“Investment” shall mean, when used with respect to any Person, any direct or indirect purchase or other acquisition by such Person of a beneficial interest in capital stock, bonds, notes, debentures or other securities issued by any other Person or any direct or indirect advance, loan or other extension of credit or capital contribution by such Person to any other Person.
“Lien” shall mean any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever.
“Loan” and “Loans” shall have the meaning set forth in Section 2(a).
“Loan Documents” shall mean this Agreement, the Note, the Pledge and Security Agreement, the Securities Account Agreement and all other documents and instruments executed in connection herewith and with the Loans, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.
“Loan Request” shall have the meaning set forth in Section 2(c).
“Maturity Date” shall mean, with respect to each Loan, the earlier of (a) the date that is forty-five (45) Business Days after the making of such Loan, or (b) June 13, 2024 (or the date of any extension of this Agreement or such Maturity Date in a writing signed by the Bank).
“Maximum Amount” shall mean Four Hundred Million Dollars ($400,000,000) in the aggregate for all Borrowers under this facility.
“Net Assets” of any Fund shall mean from time to time, the net assets of such Fund, calculated by taking the sum of the market value of such Fund's securities plus any cash and other assets (including dividends and interest accrued but not collected) less all liabilities, including accrued expenses, allocable to such Fund.

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“Non-Excluded Taxes” shall have the meaning set forth in Section 3(d).
“Note” shall have the meaning set forth in Section 2(b).
“Obligations” of any Borrower shall mean all of such Borrower’s liabilities, obligations and indebtedness to the Bank hereunder, under the applicable Note and the other Loan Documents, whether now or hereafter arising and howsoever evidenced, whether primary, secondary, contingent or fixed or arising under oral or written agreement or by operation of law.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto. “Officer's Certificate” shall mean a certificate signed in the name of the Trust by an Authorized Officer containing the information noted in Section 6(a)(i) hereof, and any amendment and/or restatement of same.
“Officer’s Certificate” shall mean a certificate signed in the name of the Trust (on behalf of the Borrowers) by an Authorized Officer containing the information noted in Section 6(a)(i), and any amendment, restatement, supplement to or modification of same.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Permitted Indebtedness” shall mean as to any Borrower (i) liabilities incurred in the ordinary course of business which are not past due (except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in conformity with GAAP have been provided), (ii) liabilities the related Fund is permitted to incur under its Fund Statement or Prospectus, (iii) the Obligations of such Borrower, and (iv) other obligations, liabilities and indebtedness owed by such Borrower to the Bank.
“Person” shall mean any natural person, corporation, trust, firm, joint venture, partnership, limited liability company, association, enterprise, or other entity or organization, or any Governmental Authority.
“Pledge and Security Agreement” shall mean a Pledge and Security Agreement between the Trust (on behalf of the Borrowers) and the Bank substantially in the form of Exhibit B, attached hereto and made a part hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Prime Rate” shall mean the rate, which the Bank announces as its prime-lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.
“Prospectus” with respect to any Fund shall mean such Fund’s Prospectus now in effect, as it may be amended, restated, modified or supplemented from time to time.
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

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“Sanctioned Person” means, at any time, (a) any person, entity or group listed in any Sanctions-related list of designated persons, entities or groups maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any person, entity or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any person, entity or group 50% or more owned, individually or in the aggregate, directly or indirectly, by any of the above.
“Sanctions” means sanctions administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury or otherwise relevant sanctions authority.
“Securities Account Control Agreement” shall mean a Securities Account Control Agreement between the Trust (on behalf of its Borrowing Funds), the Bank and the Custodian substantially in the form of Exhibit C, attached hereto and made a part hereof, as the same may be amended, supplemented or otherwise modified from time to time.
“Series” shall mean each separate series of the Trust established by the Trust's trustees pursuant to the Declaration of Trust.
“Trust” shall have the meaning set forth in the Preamble.
“UETA” means the Uniform Electronic Transactions Act as in effect in the State of Ohio, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
(a)General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “including” means including, without limiting the generality of any description preceding such term. Each reference herein to any person shall include a reference to such person's permitted successors and assigns. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time. For purposes of the Loan Documents, phrases “related Fund”, “Borrower’s related Fund”, “related Fund of the Borrower” and similar terms shall mean the Fund for which the Trust is acting, not individually, but solely on behalf of such Fund as the Borrower.
(b)Cross-References. Unless otherwise specified, references in this Agreement and in each Loan Document to any Section are references to such Section of this Agreement or such Loan Document, as the case may be, and unless otherwise specified, references in any Section or definition to any clause are references to such clause of such Section or definition.

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2.Loan Facility.
(a)Loans. Subject to the terms and conditions set forth herein, and subject to the satisfaction of the conditions set forth in Section 6 hereof, the Bank may, in its sole discretion, lend and relend to any one or more of the Borrowers, during the period from the Effective Date to the earlier of (i) the Maturity Date, or (ii) the date of the occurrence of an Event of Default in respect of such Borrower or Borrowers, unless waived in a writing signed by the Bank, such amounts as each applicable Borrower may from time to time request hereunder (each individually a “Loan” and collectively, the “Loans”) up to an aggregate principal amount outstanding at any time not to exceed (x) with respect to each individual Borrower, its Borrower Limit or (y) with respect to the aggregate principal amount of the Loans to all Borrowers, the Maximum Amount. If the aggregate amount of Loans made to any Borrower hereunder and outstanding at any one time exceeds its Borrower Limit, or the aggregate amount of Loans made to all Borrowers hereunder and outstanding at any one time exceeds the Maximum Amount, then the applicable Borrower or Borrowers shall repay Loans as provided in Section 3(a)(i) in order to achieve compliance with such limits. The proceeds of Loans may only be used by each Borrower for short term liquidity in connection with shareholder redemptions or other temporary purposes permitted under the Fund Statement and Prospectus of the related Fund. Because of such limited usage, it is contemplated by both parties hereto that this facility shall consist of Loans due in forty-five (45) Business Days.
This Agreement does not establish a commitment or obligation of the Bank to lend money to any Borrower hereunder. The decision of whether or not to make any Loan shall be made by the Bank in its sole and absolute discretion. As noted above, it is contemplated by both parties hereto that this facility shall consist of (a) an initial Loan due in forty-five (45) Business Days, as to which the Bank may, but is not obligated to, relend prepaid amounts up to the Borrower Limit during such term, followed by (b) additional Loans up to such Borrower Limit with identical forty-five (45) Business Day repayment terms. For purposes of clarity, any second or additional Loans to the same Borrower allowed by the Bank during the 45 Business Day term of an outstanding Loan is due at the same time as the first then outstanding Loan (i.e. at the end of the first outstanding Loan’s 45 Business Day period).
(b)Note. The Loans to each Borrower shall be evidenced by a promissory note given by the Borrowers to the Bank, and substantially in the form of Exhibit D, attached hereto and made a part hereof (as such note may be extended, amended, restated, supplemented or otherwise modified from time to time, and together with any one or more notes which may be issued in exchange for such note, the “Note”). The Bank is hereby authorized to enter from time to time the principal balance of the Loans to each Borrower and all payments thereon on the reverse of the Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount of the Loans to such Borrower set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank from such Borrower and unpaid thereon, absent manifest error. Each Borrower further authorizes the Bank to charge any account of such Borrower’s related Fund at the Bank (regardless of and including all account numbers related to that Fund) or charge or increase any loan balance of such Borrower for the amount of any payments due to the Bank hereunder from such Borrower.

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(c)Loan Requests. Each Borrower desiring a Loan hereunder, shall notify, by written notice or e-mail in the form of Exhibit F, attached hereto and made a part hereof (each such notice, a “Loan Request”), to such person at the Bank as the Bank may, from time to time, instruct the Borrowers, by 2:00 p.m. (Eastern Time) on each day on which such Borrower desires to obtain a Loan hereunder, which day must be a Business Day, specifying the amount of the Loan desired and the applicable Borrower borrowing the Loan. Any such e-mail shall be only from the confirmed e-mail address of an Authorized Officer who is an officer of the Trust (or other person designated by such an Authorized Officer as authorized to request advances and direct repayments under the Loan Agreement) and include approval by such Authorized Officer (or such other authorized person) of an attached Loan Request (whether or not signed, and if not signed being deemed to incorporate as accepted by the applicable Borrower all terms and conditions of such Loan Request form). Notwithstanding the foregoing sentence, a Borrower may verbally request a Loan hereunder, whether up to the initial Maturity Date or for a new Maturity Date, provided that such Borrower shall, on the same day, send the Bank by e-mail or telecopy a follow-up Loan Request in respect thereof. The Bank may rely upon, and shall incur no liability for relying upon, any oral or written request the Bank believes to be genuine and to have been signed, sent or made by such an Authorized Officer or such other authorized person. In no event shall a Borrower request any loan which, if advanced, would cause the aggregate outstanding principal amount of all Loans to such Borrower to exceed its Borrower Limit, or the aggregate outstanding principal amount of all Loans to all Borrowers to exceed the Maximum Amount. Each e-mail or verbal request by a Borrower for a Loan hereunder shall be deemed to include, and each written request shall include, a representation that all of the representations and warranties made by such Borrower with respect to the related Fund in the Loan Documents are and will be, after giving effect to the requested Loan, true and correct, that all the conditions precedent to such Loan as set forth in Section 6 hereof have been satisfied, and that the proceeds of the Loan will not be used for any purpose that is not permitted hereunder. Each advance of Loan proceeds hereunder shall be in a minimum amount of $1,000.00.
(d)Disbursement of Funds. Each Loan shall be effectuated by the Bank crediting a trust account maintained by the Bank for the designated related Fund of the Borrower, all as further specified in Exhibit A hereto.
(e)Interest.
(i)Each Borrower shall pay interest on the outstanding principal balance of such Borrower’s Loan at a rate per annum equal to the greater of (a) zero percent (0.0%) or (b) the Prime Rate minus one percent (1.0%), which interest shall be payable monthly, in arrears, commencing on July 1, 2023 and on the first day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that a Borrower may at its option pay such interest whenever all or any part of its Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever such Borrower repays all or part of such Borrower’s Loan as a voluntary prepayment. The Bank will invoice the Trust on a monthly basis for interest due on Loans to the Borrowers for the previous month.
(ii)Upon the occurrence and during the continuance of any Event of Default hereunder by a Borrower, at the option of the Bank, the Loans and other outstanding Obligations of the defaulting Borrower to the Bank shall bear interest

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(computed and adjusted in the same manner, and with the same effect, as interest on the Loans to such Borrower prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate (the “Default Rate”).
(iii)Interest on the Loans shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.
(iv)If any payment by a Borrower is not made within ten (10) days after the date due, such Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.
(f)Maximum Outstanding Period. Notwithstanding anything herein to the contrary, no Loan to a particular Borrower shall be outstanding for more than forty-five (45) Business Days after the date that the first Loan was made to such Borrower during such forty-five (45) Business Day period.
3.Payments.
(a)Mandatory Prepayments.
(i)If (A) the aggregate principal amount of all Loans outstanding to one or more Borrowers exceeds the Maximum Amount at any time or (B) the aggregate principal amount of the Loans outstanding to a particular Borrower exceeds the Borrower Limit with respect to such Borrower at any time, such excess shall be immediately due and payable to the Bank and (x) all Borrowers having outstanding Loans, pro rata based on the outstanding principal amount of such Loans in the case of clause (A) above, or (y) the applicable Borrower in the case of clause (B) above, as applicable, shall repay such excess.
(ii)Each Borrower shall repay each of its Loans in full in cash together with interest accrued thereon and any other fees and charges hereunder on the Maturity Date of such Loan and, if earlier, the date on which such Loans become due, whether by virtue of a mandatory prepayment provision, by demand, acceleration or otherwise.
(b)Voluntary Prepayments. Each Borrower may prepay its Loans in whole or in part from time to time without premium or penalty; provided, however, that each prepayment shall designate the Loan being repaid and be in an amount equal to, or greater than, $1,000.00 or, if less, the outstanding balance of such Loan, and shall be made with interest accrued thereon to the date of payment.
(c)Increased Costs. If there shall occur any Change in Law which shall have the effect of imposing on the Bank (or the Bank’s holding company) any increase or expansion of or any new: tax (excluding taxes on its overall income and franchise taxes), charge, fee, assessment or deduction of any kind whatsoever, or reserve, capital adequacy, special deposits or similar requirements against credit extended by, assets of, or deposits with or for the account of the Bank or other conditions affecting the extensions of credit under this Agreement; then the Borrowers shall pay to the Bank such additional amounts as the Bank deems necessary to compensate the Bank for any increased costs to the Bank attributable to the

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extension(s) of credit under this Agreement and/or for any reduction in the rate of return on the Bank’s capital and/or the Bank’s revenue attributable to such extension(s) of credit. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any, law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation, or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guidance or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. The Bank’s determination of the additional amount(s) due under this paragraph shall be binding in the absences of manifest error, and such amount(s) shall be payable within 10 days of demand and, if recurring, as otherwise billed by the Bank. Failure or delay on the part of the Bank to demand compensation pursuant to this Section 3(c) shall not constitute waiver of the Bank’s right to demand such compensation.
(d)Taxes. All payments made by the Borrowers under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Bank hereunder or under the Note, such amounts shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Bank a certified copy of an original official receipt received by such Borrower or the Trust, as the case may be, showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, such Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure.
(e)Place of Payment. All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, OH 45202, or at such other place as may be designated by the Bank to the Trust in writing.
(f)Business Day Payments. Whenever any of the terms and provisions of this Agreement or the other Loan Documents provides that any payment to be made shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

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(g)Application of Payment. Any payments received by the Bank from each Borrower on account of the Obligations of such Borrower will be applied in such order as the Bank may elect in its sole discretion.
4.Representations and Warranties. To induce the Bank to enter into this Agreement, each Borrower (referred to in this Section 4 as “the Borrower”), represents and warrants to the Bank as follows:
(a)Existence. The Trust is duly organized, validly existing and in good standing as a statutory trust under the laws of Delaware and is registered as an investment company under the Act.
(b)Authority. The Trust and the Borrower have full power and authority to own their respective properties and to conduct their business as investment companies. The Borrower has full power and authority to execute, deliver and perform, its obligations under this Agreement and the other Loan Documents.
(c)Authorization. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents: (i) have been duly authorized by all requisite statutory trust action; (ii) do not and will not violate (A) any law, regulation, order, writ, judgment, decree, determination or award currently in effect and applicable to the Trust or the related Fund, (B) the Declaration of Trust or other organizational or governing documents of the Trust or the Fund Statement or Prospectus of the related Fund of the Borrower, (C) any provision of any agreement to which the Trust or the Borrower is a party, or by which it or any of their respective properties or assets are bound, and (D) any franchise, license, permit, certificate, authorization, qualification, accreditation or other similar right, consent or approval of or applicable to the Trust or related Fund; and (iii) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or the related Fund, except in favor of the Bank. No consents, licenses, permits, applications or authorizations of, notices or reports to, or registrations, filings or declarations with, any Governmental Authority or other third party are required to be obtained in connection with the execution, delivery or performance by the Borrower of any of the Loan Documents.
(d)Enforceability. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.
(e)Financial Information; Adverse Change. The Borrower has provided, or prior to the Effective Date will provide, the Bank with (i) the related Fund’s audited financial statements for its most recent fiscal year ended and (ii) the up to date Prospectus for the related Fund (provided that the Borrower shall be automatically deemed to have provided such materials and documentation to the Bank upon its being filed with and publicly available on the EDGAR system maintained by the U.S. Securities and Exchange Commission). The related Fund of the Borrower does not have any contingent liabilities not provided for or disclosed in such financial statements. Such financial statements present fairly, in all respects, the financial condition of the Borrower’s related Fund in accordance with GAAP. There has been no material adverse change in the business or financial condition of the Trust or the related Fund since the date of such financial statements.

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(f)Indebtedness. The Borrower has no Indebtedness other than Permitted Indebtedness.
(g)Investments. The related Fund of the Borrower does not have any Investment which such Fund is not authorized to have or which are inconsistent with or conflict with the provisions of the Prospectus relating to such Fund or for which it is required to obtain shareholder approval unless such approval was obtained. The related Fund of the Borrower is being operated and managed consistent with its Prospectus.
(h)Litigation. There is no litigation or other action or proceeding or order of any court or Governmental Authority pending or, to the best of the knowledge of the Borrower after reasonable investigation, threatened against or affecting the Advisor (as to the Advisor, limited to those actions, proceedings or orders that would reasonably be expected to affect the Trust or any of the Borrowers) or the Trust or the related Fund of the Borrower.
(i)Title to Property. The related Fund of the Borrower has good, indefeasible and merchantable title to and ownership of all of its assets, free and clear of all Liens except those in favor of the Bank (including in its capacity as Custodian), or those in favor of counterparties in respect of derivatives transactions or other financial contracts to which such Fund is a party.
(j)Compliance. The Trust and, to the best of knowledge of the Trust after reasonable investigation, the related Fund of the Borrower and the Advisor are in compliance with the Act and all other Applicable Laws, except to the extent of any non-compliance that could not, individually or in the aggregate reasonably be expected to have a material adverse effect on such Fund’s financial condition or the Borrower’s ability to perform its obligations under the Loan Documents.
(k)Anti-Corruption Laws; Anti-Terrorism Laws. (1) The Trust and the related Fund of the Borrower (and their respective officers and employees and to the knowledge of the Trust and such Fund any related directors and agents) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Trust nor such Fund (or to the knowledge of the Trust or such Fund any related directors, officers or employees) are a Sanctioned Person. No Loan, use of the proceeds of any Loan, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. (2) Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Trust and the related Fund of the Borrower are in compliance in all material respects with the PATRIOT Act.
(l)No Default. No default (or event which, with notice or lapse of time, or both, would constitute a default) exists under any material agreement or instrument to which the Trust or the Borrower is a party or pursuant to which any property of the related Fund of the Borrower is encumbered.
(m)Taxes. The Borrower has filed all federal, state and local tax returns and other reports which it is required by law to file, has paid all taxes,

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assessments and other similar charges that are due and payable, except to the extent that any such taxes or charges are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books and records, and has withheld all employee and similar taxes which it is required by law to withhold.
(n)Licenses, Etc. The Trust and the related Fund of the Borrower have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, and other consents, rights and approvals which are necessary for the operation of their respective business. Neither the Trust nor the related Fund is in violation of the terms of any such franchise, license, permit, certificate, authorization, qualification, accreditation, consent, right or approval.
(o)Broker's Fees. No brokerage, finder's or similar fee or commission is due to any party by reason of the Borrower entering into this Agreement or by reason of any of the transactions involving the Borrower contemplated hereby, and the Borrower shall indemnify and hold the Bank harmless from all such fees and commissions arising from the Borrower entering into this Agreement.
(p)Solvency. Immediately after giving effect to the execution and delivery of the Loan Documents and the making of the Loans hereunder to the Borrower and at all times thereafter while such Loans or any portion thereof are outstanding, the Borrower shall be solvent, shall be able to pay its debts and obligations as they become due, and shall have capital sufficient to carry on its business.
5.Covenants. Each Borrower (referred to in this Section 5 as “the Borrower”) agrees with the Bank that, from the date of this Agreement and until the Loans are paid in full and all obligations under this Agreement and the other Loan Documents are fully performed and this Agreement has been terminated:
(a)Books and Records; Inspection. The Borrower shall keep and maintain complete books, records and files with respect to its business in accordance with GAAP and shall accurately and completely record all transactions therein. The Borrower shall permit the officers, employees and designated representatives of the Bank, from time to time, to inspect the related Fund’s property, and to inspect and make copies of or extracts from the books, records and files of the related Fund, and the Borrower shall make the same available to the Bank and its agents and representatives for such purposes at such reasonable times as the Bank shall request. Any such inspection and copying shall be at the Bank’s sole cost and expense so long as no Event of Default relating to the Borrower has occurred and is continuing.
(b)Financial Statements; Reports. The Borrower shall furnish to the Bank: (i) within one hundred twenty (120) days after the last day of each fiscal year of its related Fund, a copy of the annual audit report of such Fund prepared in accordance with GAAP and consisting of at least a statement of assets and liabilities for each such Fund as at the close of such fiscal year, a Schedule of Investments for such Fund as at the close of such fiscal year, a statement of operations for such Fund for such fiscal year and a statement of changes in net assets for such Fund for such fiscal year, and certified by an independent certified public accountant reasonably satisfactory to the Bank; (ii) if the Borrower has a Loan outstanding, statements (including market value) of its related Fund's Net Assets, whether or not held by the Custodian, on a daily basis whenever such Loans are outstanding hereunder and otherwise upon the Bank's

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request; (iii) promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Trust or the related Fund shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which the Trust or the related Fund shall send to holders of interests in such Fund generally; (iv) promptly, any amendments to or restatements of such Fund’s Fund Statement or Prospectus for, or any Custodial Agreement relating to such Fund and (v) such other reports and information as the Bank may reasonably request from time to time. Bank agrees that no Borrower shall have any obligation to deliver any document, report or financial statement to the Bank hereunder if the same is publicly available through the SEC’s EDGAR system or similar system.
(c)Taxes. The Borrower shall file all federal, state and local tax returns and other reports the Borrower is required by law to file, and shall pay when due all taxes, assessments and other liabilities except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP will be provided and shall withhold all employee and similar taxes which it is required by law to withhold.
(d)Existence and Status. The Trust shall maintain its existence as a statutory trust in good standing under the laws of Delaware and shall continue to be registered as an investment company under the Act. The Borrower shall notify the Bank of any Change of Control.
(e)Compliance with Law. The Trust and the Borrower shall comply at all times with the Act and all other Applicable Laws except to the extent of any non-compliance that could not, individually or in the aggregate reasonably be expected to have a material adverse effect on the related Fund’s financial condition or ability of the Borrower to perform its obligations under the Loan Documents. The Trust and the Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Trust, its subsidiaries, the Fund related to the Borrower, and their respective directors or trustees, officers, employees and agents, with Anti-Corruption Laws and applicable Sanctions.
(f)PATRIOT Act Compliance. The Trust and the Borrower shall provide such information and take such actions as are reasonably requested by the Bank in order to assist the Bank in maintaining compliance with the PATRIOT Act.
(g)Fund's Coverage Ratio. The Borrower shall not permit the ratio of its related Fund’s (i) total assets minus total liabilities (other than liabilities of any kind or nature whatsoever for borrowed money and such Fund’s liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by or on behalf of such Fund) to (ii) total liabilities of any kind or nature whatsoever for borrowed money and such Fund's liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by or on behalf of such Fund to be less than 300% at any time.
(h)Licenses. The Trust shall have, acquire and maintain all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, and other consents, rights and approvals which are required by law or are necessary for the operation of its business.

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(i)Notice. The Borrower shall notify the Bank in writing, promptly upon the Borrower's learning thereof, of: (i) any litigation, suit or administrative proceeding which may affect the operations, financial condition or business of the Advisor (as to the Advisor, limited to litigation, suits or administrative proceedings that would reasonably be expected to affect the Trust or any of the Borrowers), the Trust or any Fund (including without limitation any order of a court or Governmental Authority affecting the Trust, any such Fund or the Advisor); (ii) any default by a Fund under any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which such Fund is a party or by which such Fund or its assets are bound, which default may affect the operations, financial condition or business of such Fund; (iii) a Default or an Event of Default by any Borrower under this Agreement; and (iv) any default by any obligor under any note or other evidence of Indebtedness payable to any such Fund.
(j)Use of Proceeds. The Borrower shall not use proceeds of its Loans for any purpose that is not permitted under the Fund Statement and Prospectus of its related Fund. Each and every Loan made to the Borrower hereunder will be used for a business purpose consistent with this Loan Agreement. The Borrower will not request any Loan, and the Borrower shall not use (and the Borrower shall ensure that the directors, officers, employees and agents of the Trust and the Borrower shall not use) the proceeds of any Loan to the Borrower in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws. Neither the Trust nor the Borrower will, directly or indirectly use the proceeds of Loan, or lend, constitute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other individual or entity (1) to fund any activities or business of or with any individual or entity, or in any territory, that at the time of such founding is, or whose government is, the subject of Sanctions, or (2) in any other manner that would result in the violation of any applicable Sanctions by any individual or entity.
(k)Liens. The Borrower shall not create or permit to exist any Liens with respect to any of its assets or property, including without limit the Collateral, whether now owned or hereafter acquired, except Liens in favor of the Bank (including in its capacity as Custodian), or those in favor of counterparties in respect of derivatives transactions or other financial contracts to which the Fund is a party.
(l)Investments. The Borrower’s related Fund shall not make, agree to make, or hold any Investment which it is not permitted to make without shareholder approval unless such approval has been obtained and shall make only those Investments which conform with the provisions of its Prospectus. Without limiting the generality of the foregoing, the Borrower’s related Fund shall not make, agree to make, or hold any Investment which it is not permitted to make without shareholder (or other owner-member) approval (unless such approval has already been obtained) and shall comply in all respects with, and shall make only those Investments which conform with, the provisions of the Prospectus relating to such Fund.
(m)Transfer of Property. The Borrower’s related Fund shall not sell, transfer, convey or lease, any of the assets or property of such Fund, including without limitation the Collateral, other than in the ordinary course of business and in accordance with its Prospectus.
(n)Change in Structure; Change in Business. The Trust shall not enter into any business which is substantially different from that presently conducted by the

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Trust. The Borrower’s related Fund shall maintain itself as a Series separate and apart from any other Series except as otherwise permitted by the Trust’s Declaration of Trust; provided that such Fund may merge with another Fund or Funds to the extent approved by the shareholders (or other owner-members) of such Funds (but only on ten (10) days’ prior written notice to the Bank). The Borrower’s related Fund shall not enter into a division or any plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws).
(o)Indebtedness. The Borrower’s related Fund shall not incur or permit to exist any Indebtedness other than Permitted Indebtedness.
(p)Bank Accounts. Other than accounts with U.S. Bank, the Trust shall not make or maintain deposits on behalf of its related Fund with any bank or similar institution which has any right of setoff, bankers’ lien, combination or consolidation of accounts, counterclaim or other similar right under Applicable Law with respect to such deposit.
(q)Compliance with Agreements. The Trust shall, and shall cause the related Fund of the Borrower to, comply with all agreements and instruments to which they are a party or pursuant to which any of their property is encumbered.
(r)Contracts. The Trust shall not, and shall not permit any related Fund of the Borrower to enter into any agreement, contract or arrangement which would materially adversely impair or affect the Trust’s or such Fund’s right and/or ability to carry on their business (as if each such Fund was a separate business) as now conducted.
(s)Insurance. The Trust shall maintain and cause the related Fund of the Borrower to maintain such insurance as is typically maintained by prudent companies in the same line of business, and, without limitation of the generality of the foregoing, shall maintain all insurance required under the Act.
(t)Waiver. Any variance from the covenants of the Borrower pursuant to this Section 5 shall be permitted only with the prior written consent and/or waiver of the Bank. Any such variance by consent and/or waiver shall relate solely to the variance addressed in such consent and/or waiver, and shall not operate as the Bank's consent and/or waiver to any other variance of the same covenant or other covenants, nor shall it preclude the exercise by the Bank of any power or right under this Agreement, other than with respect to such variance.
(u)Further Assurances. The Borrower shall take all such further actions and execute all such further documents and instruments as the Bank may at any time reasonably determine may be necessary or desirable hereunder.
6.Conditions Precedent.
(a)Conditions Precedent to the Effective Date. This Agreement shall become effective on the date (the “Effective Date”) on which the following conditions precedent shall have been satisfied or waived by the Bank in its sole and absolute discretion:

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(i)Proof of Action; Incumbency. The Bank shall have received an Officer's Certificate from the Borrowers dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the Declaration of Trust or other organizational and governing documents of the Trust as in effect as of the Effective Date, (B) that attached thereto is the true and correct copy of the records of all action taken by the Trust to authorize its execution and delivery of this Agreement and the other Loan Documents (and the Loans to the Borrowers contemplated hereby and thereby), and (C) as to the incumbency, the name and specimen signature of each individual who shall be authorized (each an “Authorized Officer”) (1) to request Loans, sign, in the name of the Borrowers, this Agreement and the other Loan Documents, and (2) to give certificates and notices (including without limitation, new Officer’s Certificates) and to take other action on behalf of the Borrowers under this Agreement. Only Authorized Officers who are duly elected officers of the Trust are authorized to provide the Bank with the names of such Authorized Officers to be added to or deleted from status as such Authorized Officers, or the names of others authorized to undertake Loan requests hereunder.
(ii)Loan Documents. The Bank shall have received this Agreement and the Note, both fully executed by the Borrowers.
(iii)Representations and Warranties. The Bank shall have received from the Borrowers an Officer's Certificate to the effect that each of the representations and warranties made by the Borrowers in this Agreement and in the other Loan Documents is true and correct, all in the form of Exhibit E attached hereto and made a part hereof.
(iv)No Default. The Bank shall have received from the Borrowers an Officer's Certificate to the effect that no Default or Event of Default of any Borrower is continuing on the Effective Date, or would result from the transactions contemplated to occur on the Effective Date.
(v)Opinion. The Borrowers shall have delivered to the Bank an opinion of counsel reasonably acceptable to the Bank dated the Effective Date, substantially in the form of Exhibit G attached hereto and made a part hereof.
(vi)Form U-1. To the extent applicable, the Borrowers shall have executed and delivered to the Bank in connection herewith a Federal Reserve Form U-1, in form and substance satisfactory to the Bank (“Form U-1”).
(vii)Expenses. The Borrowers shall have paid to the Bank the fees, expenses and disbursements required to be paid pursuant to Section 8(d) hereof.
(viii)Financial Statements. The Borrowers shall have provided the Bank with each Fund’s (A) audited financial statements for its most recent fiscal year ended, (B) then current Prospectus and (C) then current Fund Statement (which may be provided electronically in the manner specified in Section 5(b)).
(b)Conditions Precedent to Each Loan. The making of each Loan to a Borrower is subject to the sole discretion of the Bank and the satisfaction of each of the following conditions precedent, unless waived by the Bank in its sole and absolute discretion:

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(i)Loan Request. The Bank shall have received a request for such Loan in compliance with Section 2(c) hereof.
(ii)Default. Before and after giving effect to such Loan, or any portion thereof, no Default or Event of Default with respect to the requesting Borrower shall have occurred and be continuing.
(iii)Representations and Warranties. Before and after giving effect to such Loan or any portion thereof, the representations and warranties of the requesting Borrower set forth herein and in the other Loan Documents shall be true and correct as though made on the date of such Loan.
(iv)Adverse Change. There shall have been no material adverse change in the business or financial condition of the Trust or the requesting Borrower since the Effective Date.
(v)Other Actions. The requesting Borrower shall take such other actions and deliver to the Bank such other documents, certificates and instruments as the Bank may reasonably request to evidence the Loan to such Borrower.
7.Events of Default. If any of the following events (each, an “Event of Default”) shall occur as to the Trust or a Borrower, then the Bank may without further notice or demand, accelerate the Loans to such Borrower in question (but not those Loans outstanding to any other Borrowers) and declare such Loan to be, and thereupon such Loans shall become, immediately due and payable (except that upon the occurrence of an Event of Default as described in Section 7(h) or (i) below, such Loans shall be automatically due and payable) and the Borrower in question or, at the discretionary option of the Bank, any other or all Borrowers hereunder, may not request further Loans hereunder (or if already requested, such Borrower or any other or all Borrowers hereunder, as the case may be, may not receive the proceeds of any Loans hereunder), and, regardless of whether or not such Loans shall have been accelerated, the Bank shall have all rights provided herein and in any of the other Loan Documents or otherwise provided by law:
(a)The Borrower in question shall not have paid or repaid to the Bank any principal of or any interest on the Loans to it or any other Obligation of such Borrower hereunder or under any of the other Loan Documents when due, whether by reason of demand, acceleration or otherwise; or
(b)There shall have occurred any other violation or breach or any covenant, agreement or condition contained herein or in any other Loan Document by such Borrower except that (i) in the event of a Default of the Borrower's obligation to deliver or cause to be delivered the daily statements in respect of such Borrower required under Section 5(b)(ii), such Default shall not constitute an Event of Default hereunder unless the Bank has notified the Borrower of such Default and the Borrower has not cured such Default within thirty-six (36) hours of receiving such notice; or
(c)The Borrower in question shall not have paid when due any other material Indebtedness, or the holder of such other material Indebtedness shall have declared such Indebtedness due prior to its stated maturity because of such Borrower’s default thereunder or such Borrower shall have failed to perform any of its obligations

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under agreements relating to material Indebtedness which failure would, if not cured, give the holder of such Indebtedness the right to accelerate the maturity of such Indebtedness; or
(d)There shall have occurred any violation or breach of any covenant, agreement or condition contained in any other agreement between the Borrower in question and the Bank or between the Trust and the Bank as the same may apply to the applicable Borrower; or
(e)The Borrower in question or the Trust shall not have performed its obligations under any agreement material to its business; or
(f)Any representation or warranty made or deemed made herein or in any other Loan Document or writing furnished in connection with this Agreement by the Borrower in question shall have proven to be false when made or when deemed to have been made; or
(g)The Borrower in question shall have been unable to pay its debts as due; or
(h)The Borrower in question shall have made an assignment for the benefit of creditors; or
(i)The Borrower in question shall have applied for the appointment of a trustee or receiver for any part of its assets or shall have commenced any proceedings relating to such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any such application shall have been filed, or any such proceedings shall have commenced, against such Borrower, and either such Borrower shall have indicated its approval, consent or acquiescence thereto or such proceedings shall not have been dismissed within sixty (60) days; or an order shall have been entered appointing such trustee or receiver, or adjudicating such Borrower bankrupt or insolvent, or approving the petition in any such proceedings; or
(j)Any material part of the operation of the Borrower in question (or the operations of the Trust in respect of such Borrower) shall have ceased; or
(k)Any final judgment which, together with other outstanding judgments against the Borrower in question, causes the aggregate of such judgments to exceed Five Hundred Thousand Dollars ($500,000), shall have been rendered against such Borrower; or
(l)There shall have occurred any material adverse change in the business or financial condition of the Trust or the Borrower in question or the Borrower’s ability to repay the Loans to it or the validity or enforceability of any of the Loan Documents against such Borrower; or a material adverse change in respect of the value of the Collateral provided by such Borrower or the validity or enforceability or priority of any Liens granted to the Bank by or on behalf of such Borrower under the Loan Documents; or
(m)Aristotle Investment Services, LLC shall no longer be the Advisor; or

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(n)The Advisor fails to comply with Applicable Law in managing any of the Borrowers or if the Advisor, Trust or any Fund becomes subject to any court or Governmental Authority order and such failure to comply or order, individually or in the aggregate, would reasonably be expected to materially and adversely affect such Borrower or its ability to perform its obligations under the Loan Documents; or
(o)Any Change of Control occurs; or
(p)The Bank shall no longer be the Custodian of the assets of an applicable Borrower (or such Fund or the Trust has evidenced any intent to remove the Bank as Custodian).
8.Miscellaneous.
(a)Right of Set-Off. In addition to all statutory rights of the Bank, the Bank is hereby authorized at any time and from time to time, without prior written notice to any Borrower, to set-off, appropriate, and apply any and all moneys, securities, and other properties of such Borrower and the proceeds thereof now or hereafter held or received by or in transit to the Bank from or for the account of such Borrower, whether for safekeeping, pledge, transmission, collection or otherwise, and also upon any and all deposits (general and special), account balances, and credits of such Borrower with the Bank at any time existing including, without limitation, account balances and credits of such Borrower held by the Bank as Custodian, against all obligations of such Borrower arising under this Agreement or any of the other Loan Documents (as they apply to such Borrower), and such Borrower shall continue to be liable to the Bank for any deficiency with interest at the rate set forth herein.
(b)Delay. No delay, omission or forbearance on the part of the Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial delay, omission or forbearance in the exercise of any other power or right. The rights and remedies of the Bank herein provided are cumulative, shall be interpreted in all respects in favor of the Bank, and are not exclusive of any other rights and remedies provided by law.
(c)Notice. Except as otherwise expressly provided in this Agreement, any notice hereunder shall be in writing and shall be given by personal delivery, telecopy, e-mail or overnight courier or registered or certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:

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Bank:	U.S. Bank National Association 425 Walnut Street Mail Location CN-OH-W6TC Cincinnati, Ohio 45202 Attention: Andrew D. Mihaly Telephone: (513) 632-2076 Fax: (866) 351-8893 E-Mail: andrew.mihaly@usbank.com
Trust or Borrowers:
Aristotle Funds Series Trust
11000 Santa Monica Boulevard, Suite 1700
Los Angeles, California 90025
Attention: Richard Schweitzer
 President
Telephone: (310) 478-4005
Fax: (310) 478-8496
E-Mail: AFST@aristotlecap.com
             With a copy to FundOps@aristotlecap.com

The Borrowers or the Bank may, by written notice to the other as provided herein, designate another address or number for purposes of giving notices hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given: (i) on the date of receipt if delivered by hand or overnight courier service, (ii) when delivered (or if not given during normal business hours for the recipient, at the opening of business on the next business day for the recipient) if given by telecopy or e-mail, and (iii) on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8(c) or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8(c).
(d)Expenses; Indemnity. The Borrowers (or, if related only to certain Borrowers, such Borrowers) shall, pro rata based on the respective outstanding Loan amounts to each applicable Borrower or any other cost allocation method adopted by such Borrowers under their internal policies, pay or reimburse the Bank for all reasonable out-of-pocket expenses of the Bank and its employees (including reasonable attorney's fees, charges and other legal expenses of outside counsel (determined on the basis of such attorney’s generally approved rates, which may be higher than the rates such attorneys charge the Bank in certain unrelated matters), but excluding the salaries of the Bank's own employees) incurred by the Bank in entering into and closing this Agreement, preparing the documentation in connection herewith, and administering or enforcing the obligations of the Borrowers hereunder or under any of the other Loan Documents, and the Borrowers agree to pay the Bank upon demand for the same. Each Borrower further agrees to defend, indemnify and hold the Bank harmless from any liability, obligation, cost, damage or expense, including attorney's fees and legal expenses for taxes, fees or third party claims which may arise or be related to the execution, delivery or performance of this Agreement or any of the other Loan Documents by or on behalf of such Borrower, except in the case of gross negligence or willful misconduct on the part of the Bank.

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(e)Survival. All covenants and agreements of any Borrower made herein or otherwise in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall remain in effect so long as any obligations of such Borrower are outstanding hereunder or under any of the other Loan Documents. The obligations set forth in Sections 3(c), 3(d) and 8(d) shall survive the termination of this Agreement and repayment of the Obligations.
(f)Severability. Any provision of this Agreement or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability or such provision in any other jurisdiction.
(g)Governing Law. The Loans shall be deemed made in Ohio and this Agreement and all of the other Loan Documents, and all of the rights and obligations of the Borrowers and the Bank hereunder and thereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to exercise all of its set-off rights or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrowers and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Loans and/or this Agreement and/or any of the other Loan Documents shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrowers and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrowers and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to the transactions contemplated hereunder or under any of the other Loan Documents. The interest rate and all other terms of the Loans negotiated with the Borrowers are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.
(h)Successors. This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns. The Borrowers shall not assign their respective rights or delegate their respective duties hereunder or under any other Loan Document without the prior written consent of the Bank. The Bank may at any time, without the consent of any Borrower, sell, assign, transfer, grant participations in, or otherwise dispose of any portion of its rights and obligations under the Loan Documents to any other Person and may provide information regarding the Trust, any Borrower, the Loan Documents and/or the Obligations to prospective assignees, transferees and participants. Provided, however, that with respect to any such participations (i) the Bank’s obligations under this Agreement shall remain unchanged, (ii) the Bank will remain solely responsible to the Trust and Borrowing Funds for the performance of such obligations, (iii) the Trust on behalf of the Borrowing Funds shall continue to deal solely and directly with the Bank in connection with this Agreement, and (iv) such participations will be entered into only in a manner that would not reasonably create any violation of Applicable Law involving such Trust or

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Borrowing Funds. Provided further, however, that nothing in this Section 8(h) shall prevent the Bank from at any time pledging or assigning a security interest in all or any portion of its rights under the Agreement to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank.
(i)Amendment. This Agreement may not be modified or amended except in writing signed by authorized officers of the Bank and the Trust (on behalf of the Borrowers).
(j)Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
(k)Limitations.    (1) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto acknowledge and agree that the facility hereunder and under the other Loan Documents is intended to function as if each Borrower had entered into a separate, unrelated facility with Bank and no cross-default or cross-collateralization shall exist with respect to the obligations of any Borrower in relation to any other Borrower (subject, however, to the discretionary right of the Bank as noted in Section 7 above, at its option upon any Event of Default by one Borrower hereunder to deny further Loans to other Borrowers). In no event shall the rights, obligations or remedies of Bank with respect to a particular Borrower constitute a right, obligation or remedy applicable to any other Borrower. Specifically, and without otherwise limiting the scope of this paragraph: (i) Bank’s remedies under this Agreement and the other Loan Documents upon the occurrence of an Event of Default shall be determined as if each Borrower had entered into a separate loan facility with Bank; and (ii) no assets held by the Bank by or on behalf of any related Fund of a Borrower shall secure the obligations of any other Borrower under this Agreement and the other Loan Documents and Bank shall have no right to set off claims related to Loans entered into by a particular Borrower against claims related to Loans entered into by any other Borrower. (2) It is further acknowledged and agreed that the Trust is entering into this Agreement and the other Loan Documents solely on behalf of its Funds and the Loan Documents are not intended to create obligations of the Trust independent of such Funds, the obligations of the Trust under the Loan Documents being limited to causing its Funds to comply with the terms and conditions thereof.
(l)USA PATRIOT Act Notification. The following notification is provided to the Trust and the Borrowers pursuant to Section 326 of the PATRIOT Act: The Bank hereby notifies the Trust and the Borrowers (each a “Loan Party”) that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Bank to identify such Loan Party in accordance with the PATRIOT Act.
(m)Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The foregoing sentence shall also apply to each other Loan Document.
(n)Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of any Borrower, the Bank may create electronic images of any Loan Documents and destroy paper originals of any such

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imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrowers and any other parties thereto. The Bank may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Bank’s possession constituting an “authoritative copy” under UETA. If the Bank agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Bank agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other states laws based on, or similar in effect to, such acts. The Bank may rely on any such electronic signatures without further inquiry.
(o)Confession of Judgment. Each Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for such Borrower in any action upon or in connection with this Agreement at any time after the Loan and/or other obligations of such Borrower hereunder become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waive the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against such Borrower in the amount due thereon or hereon, plus interest as herein provided and all costs of collection, and waive and release all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. Such Borrower agrees and consents that the attorney confessing judgment on behalf of such Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and such Borrower hereby further waives any conflicts of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Agreement and/or any and all collateral and security for the Loans and obligations.
(p)Confidentiality. The Bank agrees to use its best efforts to treat confidentially and as proprietary information of the Borrowers, all records and other information relative to the Trust, the Borrowers and the assets of the Funds and not to use such records and information for any purpose other than in connection with the Loan Documents, except (i) after prior notification to and approval in writing by the Borrowers, which approval shall not be unreasonably withheld and may not be withheld where the Bank may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, provided that, to the extent permitted by law, the Bank shall provide the Borrowers notice prior to such disclosure, or (iii) when so requested by the Borrowers. Records and other information which have become known to the public through no wrongful act of the Bank, and information that was already in the possession of the Bank prior to receipt thereof from the Trust, the Borrowers, or their respective agents, shall not be subject to this paragraph. The Bank shall use its best efforts to have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect

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the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust, any Borrower or any Fund.

[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                        THE BANK:

                        U.S. BANK NATIONAL ASSOCIATION

                        By: /s/ Andrew D. Mihaly
                            Andrew D. Mihaly
                            Vice President

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

ARISTOTLE FUNDS SERIES TRUST,
not individually but solely on behalf of
each of its Funds listed on Exhibit A to this
                        Agreement, separately and not jointly

                        By: /s/ Kim St. Hilaire
                        Name: Kim St. Hilaire
                        Title:      Vice President

EXHIBITS:
A -    Listing of Funds
B -    Pledge and Security Agreement
C -    Securities Account Control Agreement
D -    Note
E -    Officer’s Certificate
F -     Form of Loan Request
G -    Opinion of Counsel

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EXHIBIT A

TO LOAN AGREEMENT

PLEDGE ACCOUNT NUMBER	FUND NAME
19-4901	Aristotle Ultra Short Income Fund
19-4902	Aristotle Short Duration Income Fund
19-4903	Aristotle Core Income Fund
19-4904	Aristotle ESG Core Bond Fund
19-4905	Aristotle Strategic Income Fund
19-4907	Aristotle High Yield Bond Fund
19-4908	Aristotle Small/Mid Cap Equity Fund
19-4909	Aristotle Small Cap Equity Fund II
19-4913	Aristotle Portfolio Optimization Conservative Fund
19-4914	Aristotle Portfolio Optimization Moderate Conservative Fund
19-4915	Aristotle Portfolio Optimization Moderate Fund
19-4916	Aristotle Portfolio Optimization Growth Fund
19-4917	Aristotle Portfolio Optimization Aggressive Growth Fund

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EXHIBIT B

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into effective as of the 15th day of June, 2023 by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust, not individually but solely on behalf of its Funds as set forth on Schedule A, separately and not jointly (each such Fund a “Debtor” and collectively the “Debtors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Secured Party”), as follows:
1.Security Interest. To secure the prompt payment of all of each Debtor's liabilities, obligations and indebtedness to the Secured Party, under that certain Loan Agreement between the Secured Party and the Debtors with respect to the loans such Debtor dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and all of the other Loan Documents (as defined in the Loan Agreement), including without limitation, pursuant to any ISDA Master Agreement (and all Schedules thereto) and any other foreign exchange, interest rate or other derivative agreements entered into with the Secured Party, or otherwise incurred in connection with such Debtor, whether heretofore, now or hereafter arising and howsoever evidenced, whether primary or secondary, or absolute or contingent, and whether arising under written or oral agreement or by operation of law, and the prompt, full and faithful performance of the obligations of such Debtor under any documents or instruments executed or delivered in connection with any such liabilities, obligations and indebtedness (all of such liabilities, obligations and indebtedness being sometimes collectively referred to herein as the “Obligations” of such Debtor), each Debtor hereby grants to the Secured Party a continuing first priority lien and security interest in and right of setoff against all of such Debtor's rights, title and interest, including without limitation such Debtor's securities entitlement (as such term is defined in Article 8 of the Uniform Commercial Code as adopted in the State of Ohio (the “UCC”)), in and to the following described securities account (as such term is defined in Article 8 of the UCC) held by U.S. Bank National Association, as custodian (the “Custodian”): the Fund trust accounts specified in Schedule A, attached hereto and made a part hereof in the name of the Debtor, including any future amendments of such Schedule A and any and all other Fund trust accounts of Debtor for which the Secured Party is Custodian and as to which no third party has any pledge, security interest, lien or other rights, all regardless of name changes to, and including all subaccounts thereof (collectively the “Securities Account”), together with all of such Debtor’s rights, title and interest in and to all securities and financial assets (as such terms are defined in Article 8 of the UCC) therein and all principal, interest, distributions, dividends (whether cash or stock), income, earnings, cash and other rights at any time received or receivable or otherwise distributed in respect of or in exchange therefor, and all additions to, all replacements of, all substitutions for, and all proceeds of any or all of the foregoing (all of the foregoing being sometimes collectively referred to herein as the “Collateral” of such Debtor). The Secured Party may also prepare and file on behalf of Debtors appropriate UCC-1 financing statements evidencing the Secured Party's interest in the Collateral under Article 9 of the UCC.
2.Representations, Warranties and Covenants. Each Debtor represents and warrants to the Secured Party, and covenants with the Secured Party, which representations, warranties and covenants shall be continuing so long as any Obligations of such Debtor remain outstanding or this Agreement or any other Loan Document, or any of the Secured Party's rights and remedies under any of them, remain in effect, that:

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(a)Such Debtor has and will continue to maintain a securities entitlement to the Collateral of such Debtor, free and clear of all liens, security interests, setoffs and adverse claims whatsoever, except for the security interest of the Secured Party hereunder, and except that the Custodian may set off (i) all amounts due to the Custodian in respect of its customary fees and expenses for the routine maintenance and operation of the Securities Account of such Debtor and (ii) the face amount of any checks which have been credited to the Securities Account of such Debtor but are subsequently returned unpaid because of uncollected or insufficient funds.
(b)Such Debtor has not entered into and shall not enter into a control agreement with respect to the Collateral in favor of any party other than the Secured Party, and no financing statement covering any of the Collateral of such Debtor is or shall be on file against such Debtor in any public office except in favor of the Secured Party.
(c)Until such time as the Custodian receives from the Secured Party a Notice of Sole Control with respect to such Debtor, as defined in the Securities Account Control Agreement dated as of the date hereof among the Secured Party, the Debtors and the Custodian (the “Control Agreement”), but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, such Debtor shall direct the Custodian with respect to the voting of the Collateral and may direct the Custodian with respect to substitution and disposition of Collateral and otherwise provide instructions and entitlement orders to the Custodian with respect to the Collateral. Such Debtor acknowledges and agrees that the rights set forth in the preceding sentence are not exclusive to such Debtor, but shall be in addition to the right of the Secured Party to provide entitlement orders to the Custodian at any time as provided in the Control Agreement. The Secured Party shall have the right to give a Notice of Sole Control at any time, but only if an Event of Default (as hereinafter defined) has occurred or then exists.
(d)Such Debtor shall defend its Collateral against the claims and demands of all persons and shall pay promptly all taxes and assessments with respect to such Collateral.
(e)At its option, the Secured Party may discharge taxes, liens, security interests and other claims against the Collateral of such Debtor and may pay for the maintenance, preservation and protection thereof, including costs and expenses incidental to any actions undertaken by the Secured Party pursuant to Paragraph 4 hereof, and such Debtor shall reimburse the Secured Party on demand for any payments so made, which payments by the Secured Party shall become part of the Obligations of such Debtor secured hereby.
(f)Such Debtor shall from time to time execute such documents and instruments, including without limitation financing statements, in form and substance satisfactory to the Secured Party (and pay the cost of filing or recording them in whatever public offices the Secured Party reasonably deems necessary) and perform such other acts as the Secured Party may reasonably request from time to time to perfect and maintain a valid first priority security interest in the Collateral. Such Debtor hereby expressly grants the Secured Party a power of attorney, and appoints and constitutes the Secured Party as such Debtor's agent, for the limited purpose and with the power to sign on behalf of such Debtor in such Debtor's name, one or more financing statements covering any of the Collateral described herein.
3.Events of Default. The occurrence of an Event of Default under the Loan Agreement by any Debtor shall constitute an Event of Default by such Debtor under this Agreement.
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4. Remedies.
(a)Upon the occurrence of any Event of Default by a Debtor hereunder and at any time thereafter while such Event of Default is continuing, the Secured Party shall have, in addition to all other rights and remedies available by agreement, at law or in equity, the rights and remedies of a secured party under the UCC, including without limitation the right to accelerate the maturity of the Obligations of such Debtor, without notice or demand, to take possession of the Collateral of such Debtor and any proceeds thereof wherever located, and to sell and/or liquidate such Collateral. Without limiting the generality of the foregoing, in its discretion and without notice to or consent of the affected Debtor, the Secured Party may take any one or more of the following actions (and the Secured Party is hereby irrevocably appointed such Debtor's attorney-in-fact to accomplish this), without liability except to account for property actually received by it: (i) give a Notice of Sole Control and give instructions and/or entitlement orders (as such terms are defined in Article 8 of the UCC) in regard to or in connection with the Securities Account of such Debtor, including any instructions to transfer, sell, redeem, close open trades or otherwise liquidate securities and financial assets in such Securities Account; (ii) transfer to or register in its name or the name of its designated custodian or nominee any of the Collateral of such Debtor, with or without indication of the security interest herein created, and whether or not so transferred or registered, exercise or cause to be exercised all voting rights with respect thereto, and receive the income, dividends and other distributions thereon and hold them or apply them to the Obligations of such Debtor in any order of priority; (iii) exchange any of the Collateral of such Debtor for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of such Collateral with any committee or depository upon such terms as the Secured Party may determine; (iv) in its name or in the name of the affected Debtor demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral of such Debtor and, in connection therewith, endorse notes, checks, drafts, money orders or other evidences of payment; and (v) make any compromise or settlement deemed advisable with respect to any of the Collateral of such Debtor. Each Debtor shall, and hereby authorizes any securities intermediary with respect to its Collateral to, make such Collateral available to the Secured Party following the occurrence and during the continuance of an Event of Default at a place to be designated by the Secured Party that is reasonably convenient for both parties. The Secured Party may sell the Collateral of the affected Debtor, or any part thereof, at any public or private sale, upon credit or for future delivery, and at such price or prices as the Secured Party may deem appropriate, and the Secured Party may be the purchaser of any or all of such Collateral and thereafter may hold the same, absolutely, free from any right or claim of whatever kind. If notice is required, the Secured Party shall give to the affected Debtor at least five (5) days' prior written notice of the time and place of any public sale of the Collateral of such Debtor or of the time after which any private sale or any other intended disposition is to be made. The Secured Party shall also be entitled upon the occurrence of any Event of Default by a Debtor, without notice or demand and to the extent permitted by law, to have a receiver appointed to take charge of all or any part of the Collateral of such Debtor, exercising all of the rights granted to the Secured Party in such this Paragraph 4.
(b)If the Secured Party in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, the Secured Party may sell such Collateral privately or in any other manner deemed advisable by the Secured Party at such price or prices as the Secured Party determines in its sole discretion. Each Debtor recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.
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On any sale of any Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that may be advised by counsel is necessary to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any governmental regulatory authority or officer or court.
(c)The Secured Party, instead of exercising any power of sale herein conferred upon it, may proceed by suit at law or in equity to foreclose this Agreement and sell the Collateral of a defaulting debtor, or any portion thereof, under a judgment or decree of a court of competent jurisdiction.
(d)To the extent allowed by law, a defaulting Debtor shall pay the Secured Party all expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses, and such costs shall be paid out of the proceeds of disposition of the Collateral of such Debtor.
(e)The proceeds of disposition of the Collateral of a Debtor shall be applied to the Obligations of such Debtor in such manner and order of priority as the Secured Party may determine.
(f)The Secured Party shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be responsible for any failure to do so or delay in so doing.
(g)The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the relevant Debtor shall request, but failure to honor any such request shall not of itself be deemed a failure to exercise reasonable care. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties nor to protect, preserve or maintain any security interest given to secure the Obligations.
5.Miscellaneous.
(a)Each of the rights, powers and remedies provided herein or now or hereafter existing at law or in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or otherwise. The exercise of any such rights, powers or remedies shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies.
(b)No default shall be waived by the Secured Party except in writing and no waiver of any payment or other right under this Agreement shall operate as a waiver of any other payment or right.
(c)Each Debtor shall pay all fees and expenses, including without limitation reasonable attorneys' fees and expenses, incurred by the Secured Party in acting hereunder or in connection herewith with respect to such Debtor.
(d)The Secured Party may assign, transfer or deliver any of the Collateral to any transferee of any of the related Obligations, and thereafter shall be fully discharged from all responsibility with respect to such Collateral. Such transferee shall be vested with all the powers, rights and obligations of the Secured Party hereunder with respect to such Collateral, but the Secured Party shall retain all rights, powers and obligations hereunder with respect to any of the Collateral remaining.
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(e)Without affecting any obligations of the Debtor under this Agreement, the Secured Party without notice or demand may renew, extend or otherwise change any of the terms or conditions of any of the Obligations, release any of the Collateral or other security for the Obligations, and add or release any guarantor, endorser, surety or other party to any of the Obligations.
(f)Except as otherwise expressly provided in this Agreement, any consent, notice or other communication required or contemplated by this Agreement shall be in writing and shall be hand delivered, or sent by facsimile, telecopy, e-mail, overnight courier or United States mail, registered or certified with postage prepaid, addressed to the parties at their addresses set forth below:

On Behalf of each Debtor:
Aristotle Funds Series Trust
11000 Santa Monica Boulevard, Suite 1700
Los Angeles, California 90025
Attention: Richard Schweitzer
 President
Telephone: (310) 478-4005
Fax: (310) 478-8496
E-Mail: AFST@aristotlecap.com
             With a copy to FundOps@aristotlecap.com

Secured Party:	U.S. Bank National Association 425 Walnut Street, Mail Location CN-OH-W6TC Cincinnati, Ohio 45202 Attention: Andrew D. Mihaly Telephone: (513) 632-2076 Fax: (866) 351-8893 E-Mail: andrew.mihaly@usbank.com

Any party may change its address for notices in the manner set forth above. All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail, or on the date five (5) Business Days after dispatch by certified or registered mail (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5(f) or in accordance with the latest unrevoked directions from such party in accordance with this Section 5(f).
(g)A carbon, photographic or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement.
(h)Each Debtor hereby authorizes each city, county, state or federal government to release to the Secured Party all information which the Secured Party may request pertaining to any sales, use or other taxes imposed by such governmental entity with respect to the Collateral of such Debtor. Any such governmental entity may retain a copy of this Agreement.
(i)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(j)The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect.
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(k)Capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement.
(l)This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, including without limitation the laws thereof with respect to perfection, the effect of perfection and non-perfection, and the priority of security interests, and subject to the venue limitations of the Loan Agreement.
(m)Upon payment and performance in full of the Obligations of each Debtor and termination of the Loan Agreement, the Secured Party shall release its rights and interest in the Collateral of such Debtor and this Agreement.
(n)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto acknowledge and agree that this Agreement is intended to function as if each Debtor had entered into a separate, unrelated Agreement with the Secured Party and no cross-default or cross-collateralization shall exist with respect to the obligations of any Debtor in relation to any other Debtor. In no event shall the rights, obligations or remedies of the Secured Party with respect to a particular Debtor constitute a right, obligation or remedy applicable to any other Fund. Specifically, and without otherwise limiting the scope of this paragraph: (i) the Secured Party’s remedies under this Agreement and the other Loan Documents upon the occurrence of an Event of Default shall be determined as if each Debtor had entered into a separate loan facility and security agreement with the Secured Party; and (ii) no Collateral pledged by or on behalf of any Debtor shall secure the obligations of any other Debtor under this Agreement and the other Loan Documents and the Secured Party shall have no right to set off claims related to Loans entered into by a particular Debtor against claims related to Loans entered into by any other Debtor.
(o)This Agreement may not be modified or amended except in writing signed by an authorized representative of Aristotle Funds Series Trust on behalf of the Debtors and by the Secured Party.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

(the “Debtors”)                    (the “Secured Party”)

ARISTOTLE FUNDS SERIES TRUST,        U.S. BANK NATIONAL ASSOCIATION
not individually but solely
on behalf of its Funds listed on
Schedule A to this Agreement,             By:
separately and not jointly                    Andrew D. Mihaly
                                Vice President

By:
    Kim St. Hilaire
    Vice President

SCHEDULES:
A - Listing of Funds and Pledge Account Numbers
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SCHEDULE A
To Pledge and Security Agreement

PLEDGE ACCOUNT NUMBER	FUND NAME
19-4901	Aristotle Ultra Short Income Fund
19-4902	Aristotle Short Duration Income Fund
19-4903	Aristotle Core Income Fund
19-4904	Aristotle ESG Core Bond Fund
19-4905	Aristotle Strategic Income Fund
19-4907	Aristotle High Yield Bond Fund
19-4908	Aristotle Small/Mid Cap Equity Fund
19-4909	Aristotle Small Cap Equity Fund II
19-4913	Aristotle Portfolio Optimization Conservative Fund
19-4914	Aristotle Portfolio Optimization Moderate Conservative Fund
19-4915	Aristotle Portfolio Optimization Moderate Fund
19-4916	Aristotle Portfolio Optimization Growth Fund
19-4917	Aristotle Portfolio Optimization Aggressive Growth Fund

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EXHIBIT C

SECURITIES ACCOUNT AGREEMENT

This Securities Account Control Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of June 15, 2023 by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust, not individually but solely on behalf of its respective Funds as set forth on Schedule A, separately and not jointly (each such Fund a “Debtor” and collectively the “Debtors”), and U.S. BANK NATIONAL ASSOCIATION, as lender (the “Secured Party”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as custodian (the “Custodian”). Capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement with respect to loans to the Debtors dated effective as of even date herewith between the Trust, on behalf of the Funds, and the Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of Ohio.

W I T N E S S E T H:

WHEREAS, each Debtor is a mutual fund and the Financial Assets in the Securities Account (as such terms are hereinafter defined) of such Debtor are assets of such Debtor and such Debtor has full authority to borrow moneys and to grant a security interest to the Secured Party in the Financial Assets contained in such Securities Account;
WHEREAS, the Secured Party and the Debtors have entered into the Loan Agreement, pursuant to which the Secured Party, in its sole discretion, may make certain loans to the Debtors;
WHEREAS, as a condition to making such loans each Debtor must provide to the Secured Party a first priority lien and perfected security interest in the Securities Account of such Debtor; and
WHEREAS, the parties are entering into this Agreement for the purpose of perfecting the Secured Party's security interest in the Securities Account of each Debtor by granting the Secured Party control over each such Securities Account.
NOW, THEREFORE, in consideration of the mutual agreements herein made, the Debtors, the Secured Party and the Custodian hereby agree as follows:
Section 1. Establishment of Securities Account. The Custodian hereby confirms that (i) the Custodian has established trust accounts as specified in Schedule A hereto in the name of each Debtor (such account and any successor account, the “Securities Account” of such Debtor), (ii) each Securities Account is an account to which Financial Assets are or may be credited, and the Custodian shall, subject to the terms of this Agreement, treat the Secured Party as entitled to exercise the rights that comprise any Financial Asset credited to the Securities Accounts, (iii) all property delivered to the Custodian by or on behalf of a Debtor will be promptly credited to the Securities Account of such Debtor and (iv) all securities or other property underlying any Financial Assets credited to the Securities Account of a Debtor shall be registered in the name of the Custodian and in no case will any Financial Asset credited to such Securities Account

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be registered in the name of such Debtor, payable to the order of such Debtor or specially indorsed to such Debtor.
Section 2. Financial Assets Election. The Custodian hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to a Securities Account (collectively, the “Financial Assets”) shall be treated as a “financial asset” within the meaning of Article 8 of the UCC.
Section 3. Entitlement Orders. If at any time the Custodian shall receive any entitlement order (as such term is defined in Article 8 of the UCC) from the Secured Party directing transfer or redemption of any Financial Asset relating to a Securities Account of a Debtor, including any instructions to transfer, sell, redeem, close open trades or otherwise liquidate assets in the Securities Account, the Custodian agrees that it shall comply with such entitlement order without further consent by the relevant Debtor or any other person.
Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Custodian has or subsequently obtains by agreement, operation of law or otherwise a security interest in a Securities Account or any security entitlement credited thereto, the Custodian hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The Financial Assets and other items deposited in each Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Custodian may set off (i) all amounts due to the Custodian in respect of its customary fees and expenses for the routine maintenance and operation of such Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).
Section 5. Choice of Law. This Agreement shall be governed by the laws of the State of Ohio, including without limitation the laws thereof with respect to perfection, the effect of perfection and non-perfection, and the priority of security interests. Regardless of any provision in any other agreement, for purposes of the UCC, Ohio shall be deemed to be the Custodian's.
Section 6.     Indemnification. Each Debtor hereby agrees to indemnify and hold harmless the Custodian and its affiliates, officers, directors, employees and agents from and against any and all claims, expenses, causes of action, liabilities, lawsuits and damages, including without limitation court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement as it relates to such Debtor or the Securities Account of such Debtor, except such as may arise from the gross negligence or willful misconduct of the Custodian.
Section 7. Conflict with Other Agreements. This Agreement supplements each Debtor's existing agreements with the Custodian and in no way is this Agreement intended to abridge any rights that the Custodian might otherwise have, except as expressly provided herein. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into between the Custodian and a Debtor, the terms of this Agreement shall prevail and the Secured Party's security interest in the Securities Account will be prior to any other security interest therein.
Section 8. Amendments; Waiver. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

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Section 9. Notice of Adverse Claims. Except for the claims and interest of the Secured Party and of each Debtor in the Securities Account of such Debtor, the Custodian does not know of any claim to, or interest in, such Securities Account or in any Financial Asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against such Securities Account or in any Financial Asset carried therein, the Custodian will promptly notify the Secured Party and the relevant Debtor thereof. Furthermore, each Debtor agrees that it will not enter into any agreement or document purporting to grant any security interest in the Securities Account of such Debtor without the prior written consent of the Secured Party.
Section 10. Loans. The Secured Party agrees to notify the Custodian each time there is an increase or decrease in the outstanding principal balance of the Loans to a Debtor under the Loan Agreement.
Section 11. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Custodian to honor entitlement orders as agreed in Section 3 hereof, the Custodian agrees to maintain the Securities Account as follows:
(i)Notice of Sole Control. If at any time the Secured Party delivers to the Custodian a Notice of Sole Control in substantially the form set forth in Schedule B attached hereto and made a part hereof (a “Notice of Sole Control”), the Custodian agrees that after receipt of such notice, it will take all directions, instructions and entitlement orders with respect to the Securities Account specified in such Notice of Sole Control and the Financial Assets therein solely from the Secured Party without notice to or consent of the relevant Debtor.
(ii)Voting Rights. Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, each Debtor shall direct the Custodian with respect to the voting of Financial Assets credited to the Securities Account of such Debtor.
(iii)Trading Instructions. Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, each Debtor may direct the Custodian with respect to substitution and disposition of Financial Assets held in the Securities Account of such Debtor and otherwise provide instructions and entitlement orders to the Custodian with respect to Financial Assets in such Securities Account; provided, however, that the Custodian shall not act in accordance with any such directions, instructions or entitlement orders to the extent that doing so would cause the outstanding principal balance of the Loans to such Debtor under the Loan Agreement to exceed the Borrower Limit for such Debtor or the principal balance of all Loans under the Loan Agreement to exceed the Maximum Amount.
(iv)Notices, Statements and Confirmations. The Custodian shall promptly notify the Secured Party on any Business Day that the outstanding principal balance of the Loans to a Debtor exceeds the Borrower Limit for such Debtor or the principal balance of all Loans under the Loan Agreement exceeds the Maximum Amount. In addition, the Custodian will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any Financial Assets credited thereto to the Secured Party at its address set forth in Section 15 of this Agreement upon request by the Secured Party from time to time.

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(v)Tax Reporting. All items of income, gain expenses and loss recognized in each Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the relevant Debtor.
Section 12. Limited Responsibility. The Custodian shall have no responsibility or liability to the Secured Party for accepting and processing instructions related to trading and voting in the Securities Account prior to delivery to the Custodian of a Notice of Sole Control, and shall have no responsibility or liability to the Secured Party with respect to the value of any Securities Account or any asset therein. The Custodian shall have no responsibility or liability to any Debtor for complying with instructions or entitlement orders concerning the Securities Account of such Debtor which are originated by the Secured Party. The Custodian shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Secured Party and any Debtor or as to whether the Secured Party is authorized to give a Notice of Sole Control. This Agreement does not create any obligation or duty of the Custodian other than those expressly set forth herein.
Section 13. Representations, Warranties and Covenants of the Custodian. The Custodian hereby makes the following representations, warranties and covenants:
(i)Each Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement. The Custodian shall not change the name or account number of any Securities Account without the prior written consent of the Secured Party.
(ii)No Financial Asset is or will be registered in the name of any Debtor, payable to its order, or specially endorsed to it.
(iii)This Securities Account Control Agreement is the valid and legally binding obligation of the Custodian and enforceable against the Custodian in accordance with its terms.
(iv)The Custodian has not entered into, and until the termination of the this Agreement will not enter into, any agreement with any other person relating to any Securities Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders of such person. The Custodian has not entered into any other agreement with any Debtor purporting to limit or condition the obligation of the Custodian to comply with entitlement orders as set forth in Section 3 hereof.
Section 14. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
Section 15. Notices. Except as otherwise expressly provided in this Agreement, any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered in person, or sent by telecopy, e-mail, overnight courier or certified or registered United States mail, postage prepaid, addressed to the party at its address set forth below:

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On Behalf of each Debtor:
Aristotle Funds Series Trust
11000 Santa Monica Boulevard, Suite 1700
Los Angeles, California 90025
Attention: Richard Schweitzer
 President
Telephone: (310) 478-4005
Fax: (310) 478-8496
E-Mail: AFST@aristotlecap.com
             With copy to FundOps@aristotlecap.com

Secured Party:	U.S. Bank National Association 425 Walnut Street, Mail Location CN-OH-W6TC Cincinnati, Ohio 45202 Attention: Andrew D. Mihaly Telephone: (513) 632-2076 Fax: (866) 351-8893 E-Mail: andrew.mihaly@usbank.com

Custodian:
U.S. Bank National Association
Institutional Custody Services
425 Walnut Street, Mail Location CN-OH-W6TC
Cincinnati, Ohio 45202
Attention: Teresa Burton
Telephone: (513) 632-2443
E-Mail: teresa.burton@usbank.com

Any party may change its address for notices in the manner set forth above. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail or on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 15 or in accordance with the latest unrevoked directions from such party given in accordance with this Section 15.
Section 16. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interest in the Securities Accounts and are powers coupled with an interest and will neither be affected by the bankruptcy of any Debtor nor by the lapse of time. The obligations of the Custodian hereunder shall continue in effect until the security interest of the Secured Party in the Securities Accounts has been terminated and the Secured Party has notified the Custodian of such termination in writing.
Section 17. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and

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any party hereto may execute this Agreement by signing and delivering one or more counterparts.
Section 18. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect.
Section 19. Limitations. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto acknowledge and agree that this Agreement is intended to function as if each Debtor had entered into a separate, unrelated Agreement with the Secured Party and the Custodian and no cross-default or cross-collateralization shall exist with respect to the obligations of any Debtor in relation to any other Debtor. In no event shall the rights, obligations or remedies of the Secured Party with respect to a particular Debtor constitute a right, obligation or remedy applicable to any other Fund. Specifically, and without otherwise limiting the scope of this paragraph: (i) Secured Party’s remedies under this Agreement and the other Loan Documents upon the occurrence of an Event of Default shall be determined as if each Debtor had entered into a separate loan facility and security agreement with Secured Party; and (ii) no Collateral pledged by or on behalf of any Debtor shall secure the obligations of any other Debtor under this Agreement and the other Loan Documents and Secured Party shall have no right to set off claims related to Loans entered into by a particular Debtor against claims related to Loans entered into by any other Debtor.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date set forth above.

(the “Debtors”)

ARISTOTLE FUNDS SERIES TRUST,
not individually but solely on behalf of
its Funds listed on Schedule A to this
Agreement, separately and not jointly

By:
    Kim Hilaire
    Vice President

(the “Secured Party”)

U.S. BANK NATIONAL ASSOCIATION

By:
Andrew D. Mihaly
Vice President

U.S. BANK NATIONAL ASSOCIATION
(as Custodian)

By:
Teresa Burton
Vice President

SCHEDULES:
A - Listing of Funds and Pledge Account Numbers
B - Notice of Sole Control Letter

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SCHEDULE A
To Securities Account Agreement

PLEDGE ACCOUNT NUMBER	FUND NAME
19-4901	Aristotle Ultra Short Income Fund
19-4902	Aristotle Short Duration Income Fund
19-4903	Aristotle Core Income Fund
19-4904	Aristotle ESG Core Bond Fund
19-4905	Aristotle Strategic Income Fund
19-4907	Aristotle High Yield Bond Fund
19-4908	Aristotle Small/Mid Cap Equity Fund
19-4909	Aristotle Small Cap Equity Fund II
19-4913	Aristotle Portfolio Optimization Conservative Fund
19-4914	Aristotle Portfolio Optimization Moderate Conservative Fund
19-4915	Aristotle Portfolio Optimization Moderate Fund
19-4916	Aristotle Portfolio Optimization Growth Fund
19-4917	Aristotle Portfolio Optimization Aggressive Growth Fund

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SCHEDULE B
To Securities Accounts Agreement

U.S. BANK NATIONAL ASSOCIATION

[Date]

U.S. Bank National Association, as Custodian
Institutional Custody Services
425 Walnut Street, M.L. CN-OH-W6TC
Cincinnati, Ohio 45201-1118
Attention: ____________________

    Re:    Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement (the “Agreement”) with respect to the Aristotle __________ Fund, dated effective as of June 15, 2023, among ARISTOTLE FUNDS SERIES TRUST, us, as Secured Party and U.S. Bank National Association as Custodian (a copy of which is attached), we hereby give you notice of our exercise of sole control over the securities account designated by Securities Pledge Account number __________________ (the “Securities Account”) and all Financial Assets credited thereto. You are hereby instructed not to accept any directions, instructions or entitlement orders with respect to the referenced Securities Account or the Financial Assets credited thereto from any person other than the Secured Party, unless otherwise ordered by a court of competent jurisdiction.
You are instructed to deliver a copy of this notice by facsimile or e-mail transmission to _______________________, Attn: _________________, at _________ (fax) or _______________ (e-mail).

        Very truly yours,

        U.S. BANK NATIONAL ASSOCIATION
        as Secured Party

        By:
        Name:
        Title:

cc:    _________________

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EXHIBIT D

PROMISSORY NOTE

$400,000,000                                Cincinnati, Ohio
                                        June 15, 2023

ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (“Trust”), not individually but only on behalf of each of its Funds listed in Schedule “A” (attached hereto and made a part hereof), severally and not jointly (each a “Borrower” and collectively the “Borrowers” hereunder), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, (the “Bank”), or its successors or assigns, on or before June 13, 2024, or such earlier date specified in the Loan Agreement as the Maturity Date (“Maturity Date”), the principal sum of Four Hundred Million Dollars ($400,000,000), or such portion thereof as may be outstanding from time to time as Loans to the Borrowers under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.
This Promissory Note is a “Note” to which reference is made in the Loan Agreement dated as of even date herewith between the Borrowers and the Bank (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrowers under the Loan Agreement and evidenced by this Note (the “Loans”). Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement unless the context otherwise requires.
This Note shall bear interest at a rate per annum equal to the greater of (a) zero percent (0.0%) or (b) the Prime Rate minus one percent (1.0%), which interest shall be payable monthly, in arrears, commencing on July 1, 2023 and on the first day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that a Borrower may at its option pay such interest whenever all or any part of its Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever such Borrower repays all or part of such Borrower’s Loan as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.
As used herein, the term “Prime Rate” shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.
The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding to any Borrower exceeds the Borrower Limit for such Borrower at any time, such excess shall be immediately due and payable, (ii) if the aggregate principal amount of the Loans outstanding to all Borrowers under the Loan Agreement exceeds the Maximum Amount at any time, the
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Borrower’s pro rata share of such excess (as determined pursuant to section 3(a)(i) of the Loan Agreement) shall be immediately due and payable and (iii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to no less than $1,000.00 (or, if less, the then-outstanding balance of this Note).
If any payment due from a Borrower is not made within ten (10) days after the date due, such Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.
An “Event of Default” as described in the Loan Agreement with respect to a Borrower shall constitute an Event of Default hereunder. Upon the occurrence of such an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity with respect to such Borrower. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default with respect to a Borrower, this Note shall bear interest applicable to such Borrower (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.
All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrowers in writing. Each Borrower authorizes the Bank to charge any account, in the name of such Borrower, or charge or increase any loan balance of such Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by each Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank’s regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.
Each Borrower’s obligations under this Note are subject to the limitations set forth in Section 8(k) of the Loan Agreement, which provisions are incorporated by reference as if set forth in full herein. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.
IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.
Without limitation on the ability of the Bank to exercise all of its rights as to any Collateral provided by the Borrower or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, each Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. Each Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such
3

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Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. Each Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrowers are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.
Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.
Each Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with this Note at any time after the Loans and/or other obligations of the Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. Each Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Note and/or any and all collateral and security for the Loans and obligations.

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WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

                        ARISTOTLE FUNDS SERIES TRUST,
                        not individually but solely on behalf of each
                        of its Funds listed on Schedule “A” to this
                        Note, separately and not jointly

                        By:
                        Name: Kim St. Hilaire
                        Title:      Vice President

5

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SCHEDULE A
To Promissory Note

PLEDGE ACCOUNT NUMBER	FUND NAME
19-4901	Aristotle Ultra Short Income Fund
19-4902	Aristotle Short Duration Income Fund
19-4903	Aristotle Core Income Fund
19-4904	Aristotle ESG Core Bond Fund
19-4905	Aristotle Strategic Income Fund
19-4907	Aristotle High Yield Bond Fund
19-4908	Aristotle Small/Mid Cap Equity Fund
19-4909	Aristotle Small Cap Equity Fund II
19-4913	Aristotle Portfolio Optimization Conservative Fund
19-4914	Aristotle Portfolio Optimization Moderate Conservative Fund
19-4915	Aristotle Portfolio Optimization Moderate Fund
19-4916	Aristotle Portfolio Optimization Growth Fund
19-4917	Aristotle Portfolio Optimization Aggressive Growth Fund

6

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EXHIBIT E

OFFICER’S CERTIFICATE

ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), not individually but solely on behalf of each of its Funds set forth on Exhibit A to the Loan Agreement (as defined below), severally and not jointly (each a “Borrower” and collectively the “Borrowers”) is entering into and/or continuing a loan transaction with U.S. Bank National Association (the “Bank”) pursuant to a loan agreement effective as of even date herewith (the “Loan Agreement”). Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement unless the context otherwise requires. In that connection, the undersigned certifies:
1.Attached hereto as Schedule 1 is a true copy of the Certificate of Trust of the Trust which has been filed with the office of the Secretary of State of Delaware and which has not been modified, rescinded or superseded and remains in full force and effect as of the date hereof.
2.Attached hereto as Schedule 2 is a true copy of the Declaration of Trust, which has not been modified, rescinded or superseded and remains in full force and effect as of the date hereof.
3.Attached hereto as Schedule 3 is a true copy of the duly adopted By-Laws of the Trust, which have not been modified, rescinded or superseded and remain in full force and effect as of the date hereof.
4.Attached hereto as Schedule 4 are true copies of certain resolutions authorizing the transactions contemplated by the Loan Agreement which were duly adopted by the Board of Trustees of the Trust, and each of which have not been amended, rescinded or superseded and remains in full force and effect as of the date hereof.
5.Neither the Trust nor any Borrower is a party to any agreement that would be violated by any Borrower entering into the Loan Agreement or any other document or instrument contemplated thereby (collectively, the “Loan Documents”).
6.The execution and delivery of the Loan Documents by the Borrowers (A) does not violate or constitute on the part of the Trust a breach or default under (i) the Trust’s Certificate of Trust, Declaration of Trust, By-Laws or other organization or governing documents or any Fund’s Fund Statement or Prospectus, (ii) any applicable provision of statutory law or regulations, (iii) any applicable order, judgment or decree of any court, governmental agency or authority binding upon the Trust or any Borrower or their respective assets, and (B) does not require the approval or consent of any governmental body or other person.
7.No Event of Default (as defined in Section 7 of the Loan Agreement) or any event which, with the passage of time or the giving of notice, might mature into an Event of Default has occurred or is continuing as of the date hereof.
8.The representations and warranties in Section 4 of the Loan Agreement are true and correct in all material respects as of the date hereof (except for those limited to or expressed only as of a prior specific date).

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9.The persons listed below are each of the duly elected executive officers of the Trust and (a) each is an Authorized Officer under the Loan Agreement and is authorized to execute on behalf of the Borrowers and deliver to the Bank this Certificate and all other documents and instruments described in the aforesaid resolutions of the Trust and in Section 6(a)(i) of the Loan Agreement and (b) each of the undersigned who are such duly elected executive officers of the Trust is authorized to provide the Bank in the future with the names of additional Authorized Officers and/or the deletions of any such Authorized Officers under the Loan Agreement. In order to facilitate the ability of the Bank to accept from the Trust or any Borrower from time to time any document or instrument executed pursuant to or in accordance with Loan Agreement specifically (but without limitation) Sections 2(c), 6(a)(i) or 8(n), including through the use of secure digital encryption technology, such as DocuSign eSignature®, the Borrowers hereby confirm to the Bank that the Trust’s Authorized Officers and other additional persons designated by such an Authorized Officer as authorized to request advances and direct repayments under the Loan Agreement (and their titles, respective email addresses and signatures) on file with the Bank, are those to whom the Bank may send such instructions for electronic signatures.  As of the date hereof, these are as follows.
Name                Title                Email Address

Richard Schweitzer        President            rschweitzer@aristotlecap.com

Kim St. Hilaire        Vice President        ksthilaire@aristotlecap.com

Joshua Schwab        Treasurer & Vice        jschwab@aristotlecap.com
                President

J.G. Lallande            Secretary & Vice        jlallande@aristotlecap.com
                President

Thomas Fuccillo        Chief Compliance Officer    tfuccillo@aristotlecap.com
                & Chief Legal Officer

Any such Authorized Officer and/or the Secretary of the Trust may, from time to time, notify the Bank in writing of changes to the list of such Authorized Officers or such other persons, their titles and/or their email addresses for purposes of requesting advances, making repayments or receiving instructions regarding electronic signatures on the Authorized Officers and signers change request form (the “Signatory Update Form”) attached hereto as Schedule E-1.
Dated as of June 15, 2023

                        ARISTOTLE FUNDS SERIES TRUST,
not individually but solely on behalf of each
of its Funds listed on Exhibit A to the Loan
Agreement, separately and not jointly

                        By:
                        Name:
                        Title:

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SCHEDULE E-1
To Officer’s Certificate
Signature Authority Update Form

Date ___________

Andrew D. Mihaly
Vice President
U.S. Bank Mutual Fund Lending
425 Walnut Street, CN-OH-W6TC
Cincinnati, Ohio 45202

Dear Andy:

Aristotle Funds Series Trust, a Delaware statutory trust (the “Trust”), acting on behalf of each of its Funds (defined in the Loan Agreement) set forth on Exhibit A to the Loan Agreement, would like to add additional Authorized Officers and/or additional persons authorized to request advances and direct repayments under the Loan Agreement with the Bank.

Please add the following names and signatures as Authorized Officers:

Signature:_____________________________________         ___________________
(Name)                                 (date)
(Title)
(Email)

Signature:_____________________________________         ___________________
(Name)                                 (date)
(Title)
(Email)

Please add the following names as persons authorized to request advances and direct repayments:

(Name)
(Title)
(Email)

(Name)
(Title)
(Email)

The undersigned, as an existing Authorized Officer/the duly elected, appointed, and qualified Secretary of the Trust: (a) approved the addition of the individuals listed above, and (b) certifies that the undersigned has been authorized to do so by the Board of Directors or Trustees of the Trust.

______________________________
(Name)
(Title)
(Trust)

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EXHIBIT F

FORM OF LOAN REQUEST

U.S. Bank National Association
425 Walnut Street, M.L. CN-OH-W6TC
Cincinnati, Ohio 45202
Attention: Andrew D. Mihaly

Ladies and Gentlemen:

This loan request is delivered to you pursuant to Section 2(c) of that certain Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated effective as of June 15, 2023 between U.S. Bank National Association (the “Bank”) and Aristotle Funds Series Trust, a Delaware statutory trust (the “Trust”), not individually but solely on behalf of certain of its Funds set forth on Exhibit A to the Loan Agreement (as defined below), severally and not jointly (each a “Borrower” and collectively the “Borrowers”). Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement unless the context otherwise requires.
The Trust hereby [requests] confirms the verbal request made by the Trust’s Authorized Officer prior to 2:00 p.m. on the date hereof for] a Loan on this date from the Bank in the aggregate principal amount of $______________, on behalf of the Fund specified below. The Trust hereby certifies, represents and warrants that on the date hereof, both before and after giving effect to the requested Loan or any portion thereof:
(a)The principal amount of the requested Loans will not cause the Maximum Amount or the Borrower Limit for such Borrower to be exceeded;
(b)No Default or Event of Default has occurred and is continuing, nor will the making of such Loan cause a Default or Event of Default to occur;
(c)All representations and warranties of the requesting Borrower set forth in the Loan Documents are and will be true and correct as though made on the date hereof;
(d)Since the Effective Date, there has not been any material adverse change in the business or financial condition of the Trust or the Fund related to the requesting Borrower, nor has there been a material adverse change in respect of the validity or the enforceability or priority of any Liens granted by the requesting Borrower to the Bank under the Loan Documents;
(e)The proceeds of the Loan requested hereunder will not be used for any purpose that is not permitted under the relevant Fund Statement and Prospectus; and
(f)Upon receipt by the Bank of this loan request, all conditions set forth in Section 6(b) of the Loan Agreement will have been satisfied.
IN WITNESS WHEREOF, the Trust, on behalf of the Fund making a request for a Loan, has caused this loan request to be executed and delivered by its duly Authorized Officer as of this ______ day of ______________, 20__.
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FUNDS (check one)

Aristotle Ultra Short Income Fund
Aristotle Short Duration Income Fund
Aristotle Core Income Fund
Aristotle ESG Core Bond Fund
Aristotle Strategic Income Fund
Aristotle High Yield Bond Fund
Aristotle Small/Mid Cap Equity Fund
Aristotle Small Cap Equity Fund II
Aristotle Portfolio Optimization Conservative Fund
Aristotle Portfolio Optimization Moderate Conservative Fund
Aristotle Portfolio Optimization Moderate Fund
Aristotle Portfolio Optimization Growth Fund
Aristotle Portfolio Optimization Aggressive Growth Fund

ARISTOTLE FUNDS SERIES TRUST,
on behalf of the Fund making a request
for a Loan pursuant to this Loan Request

                        By:
                        Name:
                        Title:

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EXHIBIT G

FORM OF OPINION OF BORROWER’S COUNSEL

We have acted as counsel to ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory business trust (the “Trust”), in connection with a loan in an amount of up to $400,000,000 being made in U.S. Bank National Association (the “Bank”) to the borrower funds of said Trust (the “Borrowers”). In this regard, we have examined the following documents (collectively, the “Loan Documents”):
    (i)    Loan Agreement dated (or to be dated) effective as of June 15, 2023, between the Trust (on behalf of the Borrowers), and the Bank (the “Loan Agreement”);

    (ii)    Promissory Note dated effective as of even date therewith given by the Trust (on behalf of the Borrowers) to the Bank;

    (iii)    Pledge and Security Agreement of even date between the Trust (on behalf of the Borrowers) and the Bank;

    (iv)    Securities Account Control Agreement of even date between the Trust (on behalf of the Borrowers), the Bank and U.S. Bank National Association as Custodian; and

    (v)    If applicable, Federal Reserve Form U-1 given by the Borrower to the Bank.

    On the basis of the foregoing, we are of the opinion that:

    1.    The Trust is organized, validly existing and in good standing under the laws of Delaware and is registered as an investment company under the Investment Company Act.

    2.    The Borrowers and Trust have full power and authority to own their assets and to conduct their businesses, the Trust as a management investment company.

    3.    Each Borrower is a duly created and validly existing Series (as defined in the Loan Agreement).

    4.    The Trust has full power and authority to execute the Loan Documents on behalf of the Borrowers and cause the Borrowers to perform their obligations thereunder.

    5.    The execution and delivery of, and the performance by the Trust (on behalf of the Borrowers) of their obligations under the Loan Documents (a) have been duly authorized by all necessary action, (b) are not in conflict with and do not violate any provisions of the Trust’s currently existing Declaration of Trust or other organizational or governing documents or any Borrower’s Statement or Prospectus, (c) do not violate any law, rule or regulation, or to our knowledge, any order or decree, and (d) to our knowledge, are not in conflict with and do not result in any breach or default under any document, instrument or agreement to which the Trust or any Borrower is a party.

    6.    The Loan Documents have been duly executed and delivered by the Trust and constitute the legal, valid, binding obligations of the Trust and Borrowers

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enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies.

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